Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated March 15, 2022, with respect to the consolidated financial statements of Austin Gold Corp. (the “Company”) as of December 31, 2021 and 2020 and for the year ended December 31, 2021 and the period from April 21, 2020 to December 31, 2020 in the prospectus of the Company dated May 3, 2022 (SEC File No. 333-260404) and incorporated by reference into this Registration Statement (Form S-8).

/s/ Manning Elliott LLP

CHARTERED PROFESSIONAL ACCOUNTANTS

Vancouver, British Columbia, Canada

October 31, 2022